Exhibit (iii)

FIDELITY BOND ANALYSIS SHEET

		Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	8/31/25	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
California Municipal Income Trust	115.4		525
Core Bond Portfolio	603.6		900
Emerging Markets Local Income Portfolio	1,977.2		1500
Enhanced Equity Income Fund	871.8		1000
Enhanced Equity Income Fund II	1,275.1		1250
Floating Rate Portfolio	3,384.1		2100
Floating-Rate Income Trust	443.0		750
Global Macro Absolute Return Advantage Portfolio	7,761.0		2500
Global Macro Capital Opportunities Portfolio	4,329.9		2500
Global Macro Portfolio	4,336.8		2500
Global Opportunities Portfolio	15,822.5		2500
Greater India Portfolio	167.8		600
High Income Opportunities Portfolio	2,124.9		1700
International Income Portfolio	385.4		750
Limited Duration Income Fund	1,740.9		1500
Municipal Bond Fund	753.1		1000
Municipal Income 2028 Term Trust	203.7		600
Municipal Income Trust	636.2		900
National Municipal Opportunities Trust	318.1		750
Risk-Managed Diversified Equity Income Fund	616.9		900
Senior Debt Portfolio	5,751.0		2500
Senior Floating-Rate Trust	474.9		750
Senior Income Trust	139.5		525
Short Duration Diversified Income Fund	190.7		600
Stock Portfolio	776.9		1000
Short Duration Inflation-Protected Income Portfolio	375.2		750

Tax-Advantaged Dividend Income Fund	2,743.0		1900
Tax-Advantaged Global Dividend Income Fund	2,394.8		1700
Tax-Advantaged Global Dividend Opportunities Fund	677.8		900
Tax-Managed Buy-Write Income Fund	501.2		900
Tax-Managed Buy-Write Opportunities Fund	1,890.4		1500
Tax-Managed Diversified Equity Income Fund	2,513.7		1900
Tax-Managed Global Buy-Write Opportunities Fund	1,183.1		1250
Tax-Managed Global Diversified Equity Income Fund	3,291.2		2100
Tax-Managed Growth Portfolio	7,123.3		2500
Tax-Managed Multi-Cap Growth Portfolio	314.5		750
Tax-Managed Small-Cap Portfolio	185.0		600
Tax-Managed Value Portfolio	1,284.9		1250
Emerging Markets Debt Opportunities Fund	5,503.6
Eaton Vance Series Fund, Inc.		5,503.6	2500
Atlanta Capital Focused Growth Fund	462.7
Atlanta Capital Select Equity Fund	232.4
Atlanta Capital SMID-Cap Fund	8,613.9
Focused Growth Opportunities Fund	105.5
Focused Value Opportunities Fund	74.9
China Equity Fund	33.7
All Asset Strategy Fund	207.0
Equity Strategy Fund	605.6
Worldwide Health Sciences Fund	806.2
Eaton Vance Growth Trust Series Totals		11,141.9	2500

Income Fund of Boston	3,964.4
Parametric Tax-Managed Emerging Markets Fund	600.5
Eaton Vance Series Trust II Totals		4,564.9	2500
Arizona Municipal Income Fund	131.8
California Municipal Opportunities Fund	1,091.0
Connecticut Municipal Income Fund	182.5
Georgia Municipal Income Fund	140.3
Maryland Municipal Income Fund	87.8
Massachusetts Municipal Income Fund	143.3
Minnesota Municipal Income Fund	195.6
Missouri Municipal Income Fund	96.4
Municipal Opportunities Fund	784.0
National Municipal Income Fund	3,926.5
New Jersey Municipal Income Fund	150.6
New York Municipal Income Fund	414.1
North Carolina Municipal Income Fund	273.4
Ohio Municipal Income Fund	184.4
Oregon Municipal Income Fund	284.6
Pennsylvania Municipal Income Fund	172.3
South Carolina Municipal Income Fund	224.5
Virginia Municipal Income Fund	82.3
Eaton Vance Municipals Trust Series Totals		8,565.4	2500
National Ultra-Short Municipal Income Fund	372.1
Short Duration Municipal Opportunities Fund	848.4
National Limited Maturity Municipal Income Fund	482.9
Eaton Vance Investment Trust Series Totals		1,703.4	1500

High Yield Municipal Income Fund	1,719.4
Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund	79.8
Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund	796.1
Parametric TABS Intermediate-Term Municipal Bond Fund	401.4
Parametric TABS Short-Term Municipal Bond Fund	138.3
Eaton Vance Municipals Trust II Series Totals		3,135.0	2100
AMT-Free Municipal Income Fund	167.8
Total Return Bond Fund	4,375.4
Global Income Builder Fund	318.8
Government Opportunities Fund	422.7
Short Duration High Income Fund	80.2
Multi-Asset Credit Fund	498.5
Parametric Commodity Strategy Fund	3,354.7
Parametric Emerging Markets Fund	217.2
Parametric International Equity Fund	198.5
Parametric Volatility Risk Premium - Defensive Fund	1,435.0
Short Duration Government Income Fund	3,159.7
Global Equity Income Fund	858.8
Eaton Vance Mutual Funds Trust Series Totals		15,087.3	2500
Dividend Builder Fund	909.9
Growth Fund	428.1
Large-Cap Value Fund	1,508.3
Small-Cap Fund	120.5
Eaton Vance Special Investment Trust Series Totals		2,966.8	1900
VT Floating-Rate Income Fund	500.1
Eaton Vance Variable Trust Series Totals		500.1	900